UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Barclays Bank PLC

(Exact name of Registrant as Specified in Its Charter)

England	None
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Churchill Place, London, England	E14 5HP
(Address of Principal Executive Office)	(Post Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-12384, 333-85646, 333-126811, 333-145845, 333-169119 and 333-190038

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
iPath® Bloomberg Commodity Index Total ReturnSM ETN	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The description of the terms and provisions of the iPath® Bloomberg Commodity Index Total ReturnSM ETN (DJP: 06738C778) to be issued by the Registrant (the “ETNs”) as set forth in the amendment to the pricing supplement dated April 30, 2015 (the “Amended Pricing Supplement”), the pricing supplement dated September 22, 2014 (the “Pricing Supplement”) and the prospectus supplement dated July 19, 2013 (the “Prospectus Supplement”) to the prospectus dated July 19, 2013 (the “Prospectus”), each filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) relating to the Securities to be registered hereunder included in the Registration Statement on Form F-3 ASR (File No. 333-190038) declared effective by the Commission on July 19, 2013. The Registrant incorporates by reference the Prospectus, the Prospectus Supplement, the Pricing Supplement and the Amended Pricing Supplement to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered.

This Amendment No. 1 on Form 8-A is being filed to reflect four amendments to the terms of the Securities made pursuant to a consent solicitation and amended disclosure to the Pricing Supplement (defined above).

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Specific Terms of the ETNs” and “Material U.S. Federal Income Tax Considerations” in the Amended Pricing Supplement, the information contained in the sections captioned “Specific Terms of the ETNs” and “Material U.S. Federal Income Tax Considerations” in the Pricing Supplement, the information contained in the sections captioned “Description of Medium-Term Notes” and “Certain U.S. Federal Income Tax Considerations” in the Prospectus Supplement and the information contained in the sections captioned “Description of Debt Securities” and “Tax Considerations” in the Prospectus.

Item 2. Exhibits.

4.1                              Senior Debt Indenture, among the Registrant and The Bank of New York Mellon, as Trustee, dated as of September 16, 2004 (the “Indenture”) (incorporated by reference to Registration Statement on Form F-3 ASR (File No. 333-190038) filed by the Registrant with the Securities and Exchange Commission on July 19, 2013).

4.2                               Supplemental Indenture, among the Registrant and The Bank of New York Mellon, as Trustee, dated April 30, 2015, in respect of the Securities.

4.3                               Form of Global Security relating thereto (incorporated by reference to Annex C to Exhibit 4.2 above).

99.1                        Prospectus, Prospectus Supplement, Pricing Supplement and Amended Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 ASR (File No. 333-190038), 424(b)(3), 424(b)(2) and 424(b)(2), respectively, filed with the Commission on July 19, 2013, July 19, 2013, September 22, 2014 and April 30, 2015, respectively).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Barclays Bank PLC
(Registrant)

Date: April 30, 2015	By:	/s/ Ian Merrill
Name: Ian Merrill
Title: Managing Director

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1

Senior Debt Indenture, among the Registrant and The Bank of New York Mellon, as Trustee, dated as of September 16, 2004 (the “Indenture”) (incorporated by reference to Registration Statement on Form F-3 ASR (File No. 333-190038) filed by the Registrant with the Securities and Exchange Commission on July 19, 2013).

4.2	Supplemental Indenture, among the Registrant and The Bank of New York Mellon, as Trustee, dated April 30, 2015, in respect of the Securities.

4.3	Form of Global Security relating thereto (incorporated by reference to Annex C to Exhibit 4.2 above).

99.1

Prospectus, Prospectus Supplement, Pricing Supplement and Amended Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 ASR (File No. 333-190038), 424(b)(3), 424(b)(2) and 424(b)(2), respectively, filed with the Commission on July 19, 2013, July 19, 2013, September 22, 2014 and April 30, 2015, respectively).